UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907813
(IRS Employer Identification No.)

760 Parkside Avenue # 208
Brooklyn, NY 11226
(Address of principal executive offices and Zip Code)

(914) 595-6342
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01          Entry into a Material Definitive Agreement

On June 6, 2011, we entered into an amendment to the Securities Purchase Agreement (the “SPA”) with Centurion Private Equity, LLC, an affiliate of Roswell Capital Partners (the “Investor”), under which we had issued to the Investor a senior secured convertible debenture in the amount of $100,000 (“Debenture”). Pursuant to this amendment, we agreed to fix the price at which the Debenture may be converted into common stock at $0.165 per share.

In addition, on June 6, 2011, we entered into an amendment to the Investment Agreement (the “Investment Agreement”) with the Investor. Pursuant to this amendment, we issued to the Investor an additional 465,224 commitment shares.

The foregoing descriptions of the amendments to the SPA and the Investment Agreement are qualified in their entirety by reference to the full text of those amendments, each of which is attached as an exhibit to this Report.

Item 3.02.          Unregistered Sales of Equity Securities.

The contents of Item 1.01 are incorporated herein by reference. The additional 465,224 commitment shares issued pursuant to the amendment of the Investment Agreement have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. Our issuance of the additional commitment shares is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as a transaction to an accredited investor by an issuer not involving a public offering.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Report.

Exhibit
Number	Description

10.1	Amendment to Securities Purchase Agreement, dated as of June 6, 2011, between MabCure Inc. and Centurion Private Equity, LLC
10.2	Amendment to Investment Agreement, dated as of June 6, 2011, between MabCure Inc. and Centurion Private Equity, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.
(Registrant)

By: /s/ Dr. Amnon Gonenne
Dr. Amnon Gonenne
President and Chief Executive Officer

Date: June 9, 2011